UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

---------------
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2006

Commission file number: 000-51364

Dolce Ventures, Inc.
(Exact name of small business issuer as specified in its charter)

Utah	32-0028823
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

The Farmhouse
558 Lime Rock Road
Lime Rock, Connecticut 06039
Telephone: (860) 435-7000

(Address of Principal Executive Offices)

(Issuer's telephone number)

118 Chatham Road, Syracuse, NY 13203
(315) 476-5769

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-2)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 20, 2006, the Company entered into and closed a stock purchase transaction (the “October Financing”) pursuant to (i) a Series B Convertible Preferred Stock Purchase Agreement (the “Stock Purchase Agreement”), and (ii) a Registration Rights Agreement (the “Registration Rights Agreement”), with Vision Opportunity Master Fund, Ltd., Nite Capital LP and Ijaz Malik (collectively, the “Investors”). In the October Financing, the Company issued, for an aggregate of $2,404,800 in gross cash proceeds, to the Investors an aggregate of 877,664 shares of our Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Stock”), at $2.74 per share, Series A, B, J, C and D warrants (each of which is described below). The October Financing was consummated on the terms and conditions substantially similar to the Company’s private financing consummated on September 7, 2006, regarding which the Company filed a Current Report on Form 8-K with the Securities and Exchange Commission on September 13, 2006 (“September Financing”), together with the October Financing, collectively, the “Private Financing Transactions”). As a result of the consummation of the Private Financing Transactions, the Company issued an aggregate of 4,023,268 shares of Series B Stock in exchange for an aggregate of $9,281,600 gross cash proceeds.

Subject to certain conditions, at the option of the holders of the Series B Stock, each share of Series B Stock is convertible into one share of our Common Stock after giving effect to a 304.44-for-one reverse split (the “Reverse Split”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which is expected to take effect around November 9, 2006. Therefore, the shares of Series B Stock issued in the October Financing are convertible into an aggregate of 877,664 shares of Common Stock after giving effect of the Reverse Split.

The Series A Warrants provide the Investors the right to purchase an aggregate of 877,664 shares of Common Stock for $3.84 per share. The Series B Warrants provide the Investors the right to purchase an aggregate of 438,832 shares of Common Stock for $5.48 per share.  The Series J Warrants provide the Investors the right to purchase an aggregate of 798,937 shares of Common Stock for $3.01 per share. The Series C Warrants provide the Investors the right to purchase an aggregate of 798,937 shares of Common Stock for $4.22 per share. The Series D Warrants provide the Investors the right to purchase an aggregate of 399,468 shares of Common Stock at $6.03 per share.

The series A and B warrants have a term of five years. Each series J warrant is exercisable for a period of twelve (12) months following its issuance. Each series C or D warrant is only exercisable once the series J warrant of such holder is exercised and for such number of shares of common stock that have been exercised by such holder pursuant to the series J warrant of such holder. The terms of series C and D warrants are for five years following the date of issuance of such series C or D warrants, as applicable.

1.	The Stock Purchase Agreement.

The Stock Purchase Agreement requires that the Company to take certain actions after the closing, among other things:

 (a) Revenue Targets. The Company is to establish an adjustment escrow account (the “Adjustment Account”) in its name in which the Company shall deposit 2,353,518 shares of Common Stock to be issued to the Investors, and any other investors in the Series B Stock (collectively “Series B Investors”), as adjustment shares (the “Adjustment Shares”) with respect to the Company’s audited earnings after taxes. The Adjustment Account shall be managed by a third party law firm acting as escrow agent for such purpose. In the event that (A) the Company’s earnings after taxes for its 2006 fiscal year is less than $5,795,000 or (B) (i) if, by the end of its 2007 fiscal year the Company has raised not less than $20 million through the exercise of warrants or through an equity or debt offering (the “Capital Condition”), the Company’s earnings after taxes for its 2007 fiscal year is less than $9,120,000 or (ii) if the Capital Condition has not been met, the Company’s earnings after taxes for its 2007 fiscal year is less than $7,900,000, the Company shall issue or cause to be issued from the Adjustment Account in each instance 1,176,756 a number of Adjustment Shares; provided, however, that if by the end of its 2007 fiscal year the Company has met the Capital Condition by procuring not less then $20,000,000 in debt financing, the Company shall issue or cause to be issued one-half of the Adjustment Shares that would otherwise be due. The Adjustment Shares shall be issued to the Series B Purchasers in proportion to their purchases of the Series B Stock promptly following public disclosure that such revenue target has not been achieved. In addition, if the Company shall determine to proceed with the preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than a registration statement on Form S-4, S-8 or other limited purpose form), then the Company will cause all Adjustment Shares issued pursuant to this Section 3.21 to be included in such registration statement, all to the extent requisite to permit the resale by the Series B Purchasers of such Adjustment Shares.

(b) Ratchet Provision. In the event the Company, shall, at any time within two (2) years following the closing of the private financing, issue or sell any additional shares of Common Stock, at a price per share less than $2.74 or without consideration, then the conversion rate for the Series B Stock will be adjusted so that the number of shares of Common Stock issuable upon such conversion of the Series B Stock shall be increased in proportion to such increase in outstanding shares of Common Stock.

(c) Right of First Refusal. For a period of two (2) years following the effective date of the registration statement providing for the resale of the shares issuable upon conversion of the Series B Stock and shares issuable upon exercise of the warrants, the Company is to provide the Series B Purchasers a right of refusal as to any proposed offer or sale to any third party by the Company, of Common Stock or any debt or equity securities convertible, exercisable or exchangeable into Common Stock, with certain exceptions.

2.	Registration Rights Agreement

In connection with the Stock Purchase Agreement, the Company entered into a Registration Rights Agreement with the Investors on October 20, 2006 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company is required to file with the SEC a "resale" registration statement on Form SB-2 (the “Registration Statement”), providing for the resale of an aggregate of 4,191,503 shares of the Company’s Common Stock, including (i) 877,664 shares of Common Stock issuale upon conversion of the shares of Series B Stock issued to the Investors in the October Financing, and (ii) 3,313,839 shares of Common Stock issuable upon exercise of warrants issued to the Investors in the October Financing. Pursuant to the registration rights agreements that the Company entered into in the Private Financing Transactions, including the Registration Rights Agreement and the registration rights agreement that the Company entered into with the investors in the September Financing, the Company is required to register an aggregate of 18,594,966 shares of the Company’s Common Stock.

The Registration Rights Agreement requires that the Company file the Registration Statement by the 50th day following the closing of the private financing. In the event that the Registration Statement receives a “full review” from the SEC and is not effective within 200 days of the closing date of the private financing, the Company will be obligated to pay an amount in cash as liquidated damages to each Investor equal to two percent (2%) for each calendar month (prorated for shorter periods) of the Investor’s initial investment in the Series B Stock (with a cap of 20%) until the Registration Statement is effective (the “Penalty”). In the event that the Registration Statement does not receive a full review by the SEC, the Penalty will begin to accrue 140 days after the closing of the private financing.

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

On October 20, 2006, the Company entered into and consummated the Stock Purchase Agreement with the Investors. Pursuant to the Stock Purchase Agreement, the Company issued, for an aggregate of $2,404,800 in gross cash proceeds, to the Investors an aggregate of 877,664 shares of the Series B Stock, at $2.74 per share, and warrants to purchase an aggregate of 3,313,839 shares of the Common Stock.

Please refer to Item 1.01 of this Current Report for additional information regarding the October Financing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2006

Dolce Ventures, Inc.

	By:	/s/ Chen Fang
Chen Fang
Chief Financial Officer and Secretary